Lifecore Biomedical Raises Capital with Private Placement of Convertible Preferred Stock; Amends Credit Facilities $38.75 million Private Placement of Series A Convertible Preferred Stock to Support Working Capital and Capital Expenditures While Pursuing Ongoing Divestment Process of non-CDMO Assets Credit Facilities Amended to Increase Liquidity and Provide Financial Covenant Relief Nathaniel Calloway, PhD and Christopher Kiper Appointed to the Board of Directors CHASKA, MN – January 9, 2023 – Lifecore Biomedical, Inc. (“Lifecore” or the “Company”), a fully integrated contract development and manufacturing organization (“CDMO”), today announced that it has entered into a securities purchase agreement with a select group of institutional investors, pursuant to which the Company issued and sold 38,750 shares of newly designated Series A convertible preferred stock in a private placement for total gross proceeds of $38.75 million before deducting offering expenses. The private placement was led by Legion Partners and 22NW Fund, LP, with participation by existing and new investors including Wynnefield Capital, Cove Street Partners and 325 Capital. The Company expects to use the proceeds to support its working capital requirements and help address strong demand it is experiencing for sterile injectable pharmaceutical products while it pursues the final phases of its divestment process of non-CDMO assets, as well as for capital expenditures, repayment of the Company’s indebtedness and general corporate purposes. The Company also announced the amendment of its credit facilities to provide for increased overall liquidity and amended financial covenants to allow Lifecore to achieve its growth potential. In connection with the issuance of the Series A convertible preferred stock, Nathaniel Calloway, PhD and Christopher Kiper were appointed to the Company’s Board of Directors. The Company also amended its credit facilities to provide for, among other things, increased overall liquidity, including the deferral of $2.2 million of quarterly debt repayments until the first quarter of calendar year 2025, and relief from certain financial covenants. “We are extremely excited for 2023 and remain fully focused on taking advantage of the strong market tailwinds that are generating a myriad of opportunities within our development pipeline with some of the world’s leading pharmaceutical companies,” commented James G. Hall, President and Chief Executive Officer of Lifecore. “We are very pleased for the continued support of our long-term stockholders, which demonstrates their commitment to supporting Lifecore’s continued focus to deliver on its growth ambitions. We expect to use the proceeds of the investment to support both our working capital and capital expenditure requirements with an objective of delivering on our increased near and longer term customer demands while we focus on additional cost savings, driving free cash flow and divesting our non-CDMO assets.” Important Information Regarding the Series A Convertible Preferred Stock The Series A convertible preferred stock was issued in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The Series A convertible preferred stock sold in the private placement has not been and will not be registered under the Securities Act, or any state or other applicable jurisdiction's securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions' securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. About Lifecore Biomedical

Lifecore Biomedical, Inc. is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Lifecore’s website at www.lifecore.com. Important Cautions Regarding Forward-Looking Statements This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the Company’s ability to successfully complete the transition of the Company’s business and operations to focus on Lifecore, the timing and needs of capital expenditures, the timing of regulatory approvals, uncertainties related to COVID-19 and the impact of our responses to it, and the ability to successfully realize the anticipated benefits of the refocusing of the Company’s business on Lifecore. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the Securities and Exchange Commission, including the risk factors contained in its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, the Company does not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances. Contact Information: Investor Relations Jeff Sonnek (646) 277-1263 jeff.sonnek@icrinc.com Media Relations Dan McDermott (646) 577-1811 dan.mcdermott@icrinc.com